UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): March 6, 2009
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 6, 2009, Chico’s FAS, Inc. (the “Company”) amended its employment letter agreement with David F. Dyer, the Company’s President and Chief Executive Officer, with regard to the performance shares component of Mr. Dyer’s compensation.
     The original agreement provided that Mr. Dyer was eligible to earn from 0 — 400,000 shares of the Company’s common stock, with a target number of 300,000 shares, contingent upon the achievement of certain performance measures and goals over a three-year period as determined by the Company’s Compensation and Benefits Committee. The exact number of shares earned, if any, was to be dependant on the level of achievement of the performance measures and goals over the stated period,
     The amendment provides that Mr. Dyer is now eligible to earn from 0 — 133,333 shares, with a target of 100,000 shares, contingent upon the achievement of the return on net asset goals consistent with the Company’s 2009 management bonus plan over a one-year period. The exact number of shares earned, if any is dependant on the level of achievement of the performance measures and goals over the stated period. Any shares earned in conjunction with the achievement of such goals will vest 3 years from the date of grant.
     The foregoing description of the amendment to Mr. Dyer’s employment letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 10.1	Amendment No. 1 to employment letter agreement between the Company and David F. Dyer

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: March 12, 2009	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President —
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1 to employment letter agreement between the Company and David F. Dyer

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